Confidential portions of this exhibit have been omitted because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.
Execution Copy
ACCOUNT PLEDGE AGREEMENT
(KONTENVERPFÄNDUNGSVERTRAG)
between
Li-Cycle Germany GmbH
(as Pledgor)
and
Glencore Canada Corporation
(as Collateral Agent)

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TABLE OF CONTENTS
2.    Pledge    8
3.    Security Purpose    9
4.    Notification of Pledge    9
5.    Authorization    10
6.    Representations and Warranties    10
7.    Undertakings of the Pledgor    11
8.    Enforcement    13
9.    Enforcement Limitations    14
10.    Independent and Continuing Security    17
11.    Release (Sicherheitenfreigabe)    18
12.    Waiver of Defenses    18
13.    No Recourse against Third Parties    19
14.    Assignment    20
15.    Partial Invalidity    20
16.    Conflicts    21
17.    Amendments    21
18.    Waivers    21
19.    Notices and their Language    22
20.    Governing Law; Jurisdiction    24
21.    Conclusion of this Agreement (Vertragsschluss)    24
Schedule 1 Bank Accounts    26
Schedule 2 Excluded Accounts    27
Schedule 3 Notification of Pledges    28
Signature Pages    32

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This ACCOUNT PLEDGE AGREEMENT (the "Agreement") is made on ______May 31___2024 and entered into
BETWEEN:
(1)Li-Cycle Germany GmbH, a company incorporated as a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany, with its registered seat in Sülzetal OT Osterweddingen, Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Stendal under registration number HRB 32081 in its capacity as pledgor (the "Pledgor"); and
(2)Glencore Canada Corporation, an Ontario corporation having an address at 100 King Street West, Suite 6900, Toronto, ON, M5X 1E3, in its capacity as collateral agent under the Finance Documents (as defined in the Note (as defined below)) and pledgee (the "Collateral Agent").
The institutions named in (1) to (2) are hereinafter together referred to as the "Parties" and each as a "Party".
WHEREAS:
(A)Pursuant to an amended and restated note purchase agreement dated March 25, 2024 (the "Note Purchase Agreement") among Li-Cycle Holdings Corp., a corporation incorporated under the laws of the Province of Ontario with offices located at 207 Queens Quay West, Suite 590, Toronto, Ontario M5J 1A7 (the "Company" or the "Issuer"), Glencore Ltd., a Swiss company having an address at 330 Madison Ave., New York, NY 10017 and the Collateral Agent as purchaser (the Collateral Agent in such capacity the "Purchaser") and collateral agent, the Company has issued and sold to the Purchaser the senior secured convertible note due five years from the Closing Date (as defined therein) in the aggregate amount of $75,000,000 (the "Note") in accordance with the terms and conditions set forth therein.

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(B)Pursuant to a note guaranty dated March 25, 2024 (the "Note Guaranty"), certain subsidiaries of the Issuer from time to time party thereto as note guarantors (the "Note Guarantors") agreed to guaranty the Secured Obligations of the Issuer and the other Note Parties. By way of a joinder agreement dated on or about the date hereof, the Pledgor acceded to the Note Guaranty as Note Guarantor.
(C)It is a condition of the Note that the Pledgor pledge its rights and claims relating to the present and future credit balance on each of its Bank Accounts (as defined below) and the Ancillary Rights (as defined below) pertaining thereto to the Collateral Agent as collateral for the Secured Obligations (as defined below).
(D)The security created by or pursuant to this Agreement is to be held and administered by the Collateral Agent for and on behalf of the other Secured Parties pursuant to the terms of the Note Purchase Agreement.
IT IS AGREED as follows:
1.DEFINITIONS AND INTERPRETATION
1.1Definitions
In this Agreement:
"Account Bank" means each bank where a Bank Account is held.
"AktG" means the German Stock Corporation Act (Aktiengesetz).
"Ancillary Rights" means any and all of the Pledgor's present and future, actual and contingent rights and claims (including monetary claims for damages) arising out of the underlying contractual or other relationship under which the Bank Accounts are created, including the Pledgor's unilateral rights (Gestaltungsrechte).

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"Authorization" means the authorization granted by the Collateral Agent to the Pledgor pursuant to Clause 5 (Authorization).
"Bank Accounts" means all of the Pledgor's existing bank accounts and specifically including those accounts listed in Schedule 1 (Bank Accounts) hereto and any sub-accounts (Unterkonten) and any further accounts and future accounts opened by the Pledgor with any bank in Germany and all rights and claims pertaining thereto and any renewal, replacement and extension thereof, other than the Excluded Accounts.
"BGB" means the German Civil Code (Bürgerliches Gesetzbuch).
"Enforcement Event" means an Event of Default that has occurred and is continuing.
"Event of Default" has the meaning assigned to such term in Section 7 of the Note.
"Excluded Accounts" means any bank account of the Pledgor (a) which is an escrow, fiduciary, trust or similar account, (b) holding cash collateral for a third party (other than the Issuer or any direct or indirect subsidiary thereof) subject to a Permitted Lien, (c) used by any Note Party exclusively for disbursements and/or payments of payroll in the ordinary course of business, (d) which is a zero balance account or (e) which has an average daily balance measured on a monthly basis of less than $1,000,000 (or Euro equivalent) individually or $5,000,000 (or Euro equivalent) in the aggregate for all such bank accounts that are Excluded Accounts pursuant to the Note Purchase Agreement and specifically the accounts of the Pledgor as listed in Schedule 2 (Excluded Accounts).
"Finance Documents" has the meaning given to such term in the Note Purchase Agreement.
"GmbHG" means the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung).

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"Guaranty Parallel Debt" means the independent payment obligation of any Note Guarantor under the Note Guaranty to pay to the Collateral Agent as creditor in its own right sums equal to and in the currency of each present or future amount payable by such Guarantor under each of the Finance Documents (as amended from time to time and notwithstanding any increase of amounts payable thereunder or extension of term) to each of the other Secured Parties.
"HGB" means the German Commercial Code (Handelsgesetzbuch).
"InsO" means the German Insolvency Code (Insolvenzordnung).
"Noteholder" means the Purchaser and each other person that becomes a holder of a note issued pursuant to the terms of the Note and Section 5(d) of the Note Purchase Agreement and has not ceased to be a holder of such notes.
"Parallel Debt" means the independent payment obligation of any Note Party under the Note Purchase Agreement to pay to the Collateral Agent as creditor in its own right sums equal to and in the currency of each present or future amount payable by such Guarantor under each of the Finance Documents (as amended from time to time and notwithstanding any increase of amounts payable thereunder or extension of term) to each of the other Secured Parties.
"Permitted Lien" means the liens listed in Section 2 of Annex A-2 (Negative Covenants) of the Note Purchase Agreement
"Pledges" means the pledges created pursuant to Clause 2.1 (Pledges of Bank Accounts and Ancillary Rights) and Clause 2.2 (Current Account).
"Secured Obligations" means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding at the rate provided for in the documentation with respect thereto, regardless of whether allowed or allowable in such proceeding)

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on the Note, premium, penalties, all accrued and unpaid fees and all expenses (including fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), reimbursements, indemnities, and all other advances to, debts, liabilities and obligations of any Note Party to the Noteholder, the Collateral Agent or any indemnified party arising under the Finance Documents in respect of any Note, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising, including the Secured Parallel Debt Obligations and including any claims based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt) and claims arising from the insolvency administrator's discretion to perform obligations in agreements according to Sec. 103 InsO.
"Secured Parallel Debt Obligations" means (i) the Parallel Debt and (ii) the Guaranty Parallel Debt.
"Secured Party" has the meaning given to such term in the Note.
1.2Construction
In this Agreement:
a)capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Note and, if not defined therein, the Note Purchase Agreement;
b)any reference to a defined document is a reference to that defined document as amended (however fundamentally), supplemented, novated, restated or superseded from time to time;
c)a reference to any person includes such person's successors, transferees and assignees;

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d)where the context so permits, the singular includes the plural and vice versa;
e)the headings are for convenience only and are to be ignored in construing this Agreement;
f)any reference to the term "including" means "including, but without limitation" and any reference to the term "promptly" means "without undue delay (unverzüglich)" within the meaning of Sec. 121 BGB; and
g)any reference to a "Clause" or a "Schedule" shall, subject to any contrary indication, be construed as a reference to a Clause or a Schedule hereof.
1.3Language
This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.
2.PLEDGE
2.1Pledges of Bank Accounts and Ancillary Rights
The Pledgor hereby pledges as security to the Collateral Agent its rights and claims relating to the present and future credit balance on each of its Bank Accounts including all interest payable thereon, and all Ancillary Rights pertaining to such Bank Accounts.
2.2Current Account
If and to the extent that there are any genuine or non-genuine current account (Kontokorrent) Bank Accounts between the Pledgor and any of the Account Banks or if such a relationship is entered into at any time after the date of this Agreement, the

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Pledgor hereby pledges to the Collateral Agent as security in addition to the foregoing, its rights to terminate any such current account relationship and the right to determine the present balance as well as any claims resulting from balances already drawn or to be drawn in the future.
2.3Acceptance
The Collateral Agent hereby accepts the Pledges created pursuant to Clause 2.1 (Pledges of Bank Accounts and Ancillary Rights) and Clause 2.2 (Current Account) for itself.
2.4Independent Pledges
2.4.1Each of the Pledges is in addition, and without prejudice, to any other security the Collateral Agent may now or hereafter hold in respect of the Secured Obligations.
2.4.2The validity and effect of each of the Pledges created under this Agreement shall be independent from the validity and the effect of any of the other Pledges created hereunder. The Pledges to the Collateral Agent shall be separate and individual pledges ranking pari passu with the other Pledges created hereunder.
2.4.3For the avoidance of doubt, the Parties agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledges created under and in relation to this Agreement by operation of law upon the transfer or assignment (including by way of assumption of contract (Vertragsübernahme)) of all or part of the Secured Obligations by the Collateral Agent.
3.SECURITY PURPOSE
The Pledges granted hereunder are constituted in order to secure the prompt and complete satisfaction of any and all Secured Obligations. The Pledges shall also cover any future extension or increase of the Secured Obligations and the Pledgor hereby

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expressly agrees that the provisions of Sec. 1210 para 1 sentence 2 BGB shall not apply to this Agreement.
4.NOTIFICATION OF PLEDGE
a)The Pledgor undertakes (i) to notify the relevant Account Bank of the Pledges created hereunder substantially in the form set out in Part I (Notification) of Schedule 3 (Notification of Pledge) by registered mail (Einschreiben mit Rückschein) or facsimile promptly and in any event within ten (10) Business Days after the date of this Agreement (or such longer period as the Collateral Agent may agree in writing in its sole discretion) or within ten (10) Business Days after the opening of any new Bank Account (or such longer period as the Collateral Agent may agree in writing in its sole discretion) and (ii) to use, for a period of thirty (30) Business Days, its commercially reasonable efforts that the relevant Account Bank acknowledges receipt of the notification, substantially in the form set out in Part II (Acknowledgement) of Schedule 3 (Notification of Pledge), once such period had elapsed the obligation of the Pledgor to obtain the acknowledgement shall cease. The Pledgor will keep the mail receipt and promptly, but in any case within ten (10) Business Days from receipt of the mail receipt (Rückschein) to the extent sent by registered mail (or such longer period as the Collateral Agent may agree in writing in its sole discretion) and, respectively, the acknowledgment of receipt by the relevant Account Bank, send a copy of such receipts to the Collateral Agent.
b)The Pledgor hereby authorizes the Collateral Agent:
(i)to notify the relevant Account Bank on its behalf of the pledges created hereunder for the purpose of Clause 2.1 (Pledges of Bank Accounts and Ancillary Rights) (which does not release the Pledgor from its obligations under sub-paragraph a)); and

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(ii)to provide the relevant Account Bank, upon its request in case it has reasonable and founded doubts about the Pledges notified to it according to this Clause 4, with a copy of this Agreement if the Pledgor does not comply with its obligation under sub-paragraph (a).
c)If the delivery of any notice of the relevant Account Bank of the Pledges would prevent the Pledgor from using a Bank Account in the course of its business, no notice of pledge shall be served with respect to such Bank Account (and, for the avoidance of doubt, no acknowledgment of such pledge shall be required to be obtained from the applicable account bank) unless and until the occurrence of an Enforcement Event and at least concurrent notice to the Pledgor.
5.AUTHORIZATION
Prior to the delivery of written notice from the Collateral Agent to the Assignor upon or after occurrence of an Enforcement Event, the Pledgor shall be authorized to exercise all rights and powers in respect of each of its Bank Accounts (including withdrawals from any such Bank Account) without limitation in the ordinary course of its business (such authorization hereinafter referred to as the "Authorization"). The Authorization shall lapse automatically upon the occurrence of an Event of Default which is continuing and at least concurrent notice to the Pledgor. The Collateral Agent shall give notice to this effect to any relevant Account Bank.
6.REPRESENTATIONS AND WARRANTIES
The Pledgor represents and warrants to the Collateral Agent by way of an independent guarantee (selbstständiges Garantieversprechen) that at the date of this Agreement:
a)it is the sole legal and beneficial owner of the Bank Accounts and may freely dispose thereof without any restrictions;

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b)the Bank Accounts are neither pledged nor assigned to any other person and no rights of third parties exist in relation thereto other than the Pledges created hereunder and the pledges existing by operation of the general business conditions (Allgemeine Geschäftsbedingungen) of the respective Account Bank;
c)the accounts listed in Schedule 1 (Bank Accounts) and Schedule 2 (Excluded Accounts) are all Bank Accounts that the Pledgor holds and that the information provided therein is correct; and
d)all Excluded Accounts qualify as Excluded Assets.
7.UNDERTAKINGS OF THE PLEDGOR
The Pledgor undertakes to the Collateral Agent (unless otherwise permitted under the Note Purchase Agreement):
a)to instruct each Account Bank to provide the Collateral Agent with all information requested by it in respect of the Bank Accounts and to that extent to release each Account Bank from its obligation to maintain confidentiality (Bankgeheimnis) by delivering a notice of pledge to the respective Account Bank in accordance with the requirements set out in Clause 4 (Notification of Pledge). The Pledgor undertakes not to revoke such instruction during the term of this Agreement;
a)to inform the Collateral Agent in writing promptly of any attachments (Pfändung) in respect of any of its Bank Accounts or any other events, circumstances or measures which are reasonably likely to impair or jeopardize the validity or enforceability of the Pledges. In the event of an attachment, the Pledgor undertakes in relation to its Bank Accounts to forward to the Collateral Agent in writing, promptly a copy of the attachment order (Pfändungsbeschluss), the garnishee order (Überweisungsbeschluss) and all

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other documents necessary for a defense against the attachment. The Pledgor shall inform the attaching creditor promptly of the Collateral Agent's security interests hereunder;
b)to deliver to the Collateral Agent, (i) annually at the time of the delivery of the information required under section 1 (Financial Statements and Other Reports) of Annex A-1 (Affirmative Covenants) of the Note Purchase Agreement and (ii) at any time written upon request after the occurrence of an Event of Default, up-to date account statement sheets (Kontoauszüge) showing the balance on each of the Bank Accounts;
c)to notify the Collateral Agent, by notification in writing to the Collateral Agent, of the closure of any of its Bank Accounts or the opening of a new Bank Account without undue delay, but in no event later than ten (10) Business Days thereafter (or such longer period as the Collateral Agent may agree in writing in its sole discretion), provided that any Bank Account may be closed only if the amounts standing to the credit of such Bank Account are transferred to another Bank Account pledged in favor of the Collateral Agent;
d)not to encumber or otherwise dispose of the claims in respect of its Bank Accounts (or any of them) or to grant to any third party any rights in respect of any Bank Account without the prior written consent of the Collateral Agent other than the Pledges and the pledges of the relevant Account Bank existing pursuant to its general business conditions (Allgemeine Geschäftsbedingungen); and
e)to refrain from any act or omission which might, taken as a whole, materially and adversely affect directly or indirectly the validity or the enforceability of the Pledges;
provided that the foregoing undertakings shall not limit or restrict the Pledgor from taking any action which is permitted under the Finance Documents.

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8.ENFORCEMENT
8.1Enforcement right
If and when an Enforcement Event has occurred and, in addition, the requirements set forth in Sec. 1273 para 2, 1204 et seq. BGB with regard to the enforcement of pledges are met (Pfandreife), the Collateral Agent may realize the Pledges (or any part thereof) by way of collecting the credit balances from the Bank Accounts, exercising any Ancillary Right or in any way permitted under German law, in any case notwithstanding Sec. 1277 BGB and without obtaining any enforceable judgment or other instrument (vollstreckbarer Titel).
8.2Notification
The Collateral Agent will notify the Pledgor one (1) week prior to the enforcement of the Pledges (or any of them) according to this Clause 8. However, such notice shall not be required if (i) the Pledgor has generally ceased to make payments (Zahlungen eingestellt), (ii) an application for the institution of insolvency proceedings or similar proceedings is filed by or against the Pledgor or (iii) the Collateral Agent reasonably determines that the observance of the notice period would endanger the security interest of the Collateral Agent and/or the other Secured Parties.
8.3Collateral Agent's discretions
The Collateral Agent shall be entitled to determine in its sole discretion which part of the Pledges shall be realized to satisfy the Secured Obligations. Sec. 1230 sentence 2 BGB shall not apply.
8.4Assistance by Pledgor
If the Collateral Agent seeks to realize the Pledges pursuant to, and in accordance with Clause 8.1 (Enforcement right), the Pledgor shall, at its own costs and expenses, render

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forthwith all necessary assistance (including the prompt delivery of documents (including originals)) in order to facilitate the prompt realization of the Pledges, any part thereof and/or the exercise by the Collateral Agent of any other right it may have under German law.
8.5Proceeds
The Collateral Agent shall be entitled to treat the proceeds resulting from the enforcement of the Pledges as additional collateral for the Secured Obligations or apply such proceeds towards the satisfaction of the Secured Obligations in accordance with the relevant provisions of the Note Purchase Agreement.
9.ENFORCEMENT LIMITATIONS
9.1The right to demand payment under this Agreement and to enforce the Pledges against the Pledgor to the extent the Pledges relate to obligations of a direct or indirect shareholder of the Pledgor or Subsidiaries of such shareholders (except where such entity is, at the same time, a Subsidiary of the Pledgor), shall be limited to the amount which may be paid by it or enforced against it without causing a Capital Impairment as determined by application of the following paragraphs ("German Maximum Amount"):
a)A "Capital Impairment" occurs if the payment or enforcement causes (A) the Pledgor’s net assets to be (determined in accordance with the provisions of the HGB consistently applied by the Pledgor in preparing its unconsolidated balance sheets (Jahresabschluss) according to section 42 of the GmbHG and in accordance with sections 30, 31 GmbHG (as applicable at the time of enforcement) and by only taking into account the sum of the values of the assets of the Pledgor which correspond to those items listed in section 266 subsection (2) A, B, C, D and E HGB less the Pledgor's liabilities, consisting of all liabilities and liability reserves which correspond to those items listed in accordance with section 266 subsection (3) B (but disregarding, for the

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avoidance of doubt, any provisions (Rückstellungen) in respect of the Note Guaranty), C, D and E HGB and any amounts not available for distribution according to section 253 paragraph 6 or section 268 subsection (8) HGB but, for the avoidance of doubt, excluding any liabilities under or relating to the Secured Obligations) and in each case subject to the adjustments under sub-paragraph (b) below (the "Net Assets") to be less than its registered share capital (Stammkapital) (Begründung einer Unterbilanz); or (B) if the Pledgor’s Net Assets are already less than its registered share capital, the Pledgor’s Net Assets to be further reduced (Vertiefung einer Unterbilanz).
b)For the purposes of calculating the Net Assets, the following balance sheet items shall be adjusted as follows: (A) the amount of any increase of the stated share capital (Stammkapital) of the Pledgor registered after the date of this Agreement without the prior written consent of the Collateral Agent shall not be taken into account; (B) any funds received by the Issuer under the Note Purchase Agreement which have been or are on-lent or otherwise passed on to the relevant Pledgor or to any subsidiary of such Pledgor and have not yet been repaid at the time when payment of a Secured Obligation is demanded, shall be disregarded as assets; (C) loans provided to the Pledgor by the Issuer or any subsidiary of the Issuer which are subordinated by law or by contract shall be disregarded as liabilities; and (D) any loans or other liabilities of the Pledgor incurred in violation of any of the provisions of the Finance Documents shall be disregarded as liabilities.
9.2The limitation of the enforcement of the Pledges of the Pledgor to the German Maximum Amount shall only apply if and to the extent that the managing director(s) (Geschäftsführer) of the Pledgor on behalf of Pledgor have confirmed in writing to the Collateral Agent within 10 (ten) Business Days following the Collateral Agent’s demand under the Pledges to what extent the demanded payment would lead to the occurrence of a Capital Impairment (the "Management Determination"). Such confirmation shall comprise an up-to-date balance sheet of the Pledgor and a detailed calculation of the amount of the Net Assets and share capital (taking into account the

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adjustments set out in sub-paragraph (b) above) of the Pledgor. The Pledgor shall fulfil its obligations under the Pledges within 3 (three) Business Days of providing the Management Determination (and the Collateral Agent shall be entitled to enforce the Pledges) in an amount which pursuant to the Management Determination would not cause a Capital Impairment (irrespective of whether or not the Collateral Agent agrees with the Management Determination).
9.3If the Collateral Agent, acting reasonably, disagrees with the Management Determination, the Pledgor shall, in consultation with the Collateral Agent, instruct (at its own cost and expense) a firm of auditors of international standing and reputation to draw-up within 20 (twenty) Business Days (or such longer period as has been agreed between the Pledgor and the Collateral Agent) from the date the Collateral Agent has contested the Management Determination an up-to-date balance sheet of the Pledgor together with a detailed calculation of the amount of the Net Assets and share capital and to what extent the demanded payment would lead to the occurrence of a Capital Impairment (the "Auditor's Determination"). The amounts determined in the Auditor's Determination shall be (except for manifest error) binding for all Parties. The Pledgor shall fulfil its obligations under the Pledges within 3 (three) Business Days of providing the Auditor's Determination (and the Collateral Agent shall be entitled to enforce the Pledges) in an amount which pursuant to the Auditor's Determination would not cause a Capital Impairment.
9.4If and to the extent that the Pledges have been enforced without regard to the German Maximum Amount because the amount payable under the Pledges resulting from the Auditor's Determination is lower than the respective amount resulting from the Management Determination, the Collateral Agent shall upon demand of the Pledgor repay the difference between the amount paid and the amount payable resulting from the Auditor's Determination calculated as of the date the demand under the Pledges was made.
9.5The limitation of the enforcement of the Pledges of the Pledgor to the German Maximum Amount does not apply (A) if the Pledgor does not provide the

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Management Determination within the time frame set out above; (B) to any amounts which correspond to funds that have been received by the Issuer under the Note Purchase Agreement and have been on-lent to, or otherwise been passed on to, the relevant Pledgor or any of its Subsidiaries to the extent that any such on-lent or passed-on amount is still outstanding at the date demand under the Note Guaranty is made; (C) to any amounts payable under the Note Guaranty if and as long as the Pledgor is subject to a domination and/or profit and loss transfer agreement (either directly or through a chain of such agreements) pursuant to Section 291 AktG on the date of the enforcement of the Pledges as dominated company with the Issuer or another Note Guarantor whose obligations are secured by the Pledges of the Pledgor (and which shall be enforced against the Pledgor) as dominating company; (D) if and to the extent the Pledgor holds a fully recoverable loss compensation claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) against the Issuer or another Note Guarantor whose obligations are secured by the Pledges of the Pledgor (and which shall be enforced against the Pledgor) that can be accounted for in the balance sheet as full value; (E) if the Pledgor is insolvent; or (F) if and to the extent (based on changes in law or based on a decision of the Federal Supreme Court (BGH)) the enforcement of the Pledges granted by the Pledgor under this Agreement does not result in a personal liability of the managing directors (Geschäftsführer) of the Pledgor including pursuant to section 43 GmbHG, each as amended, supplemented and/or replaced from time to time.
9.6If the Management Determination shows that a Capital Impairment would occur upon payment under the Pledges, the Pledgor shall realise all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets to the extent this is necessary to fulfil its obligations under the Pledges. If the relevant assets are necessary for the business of the Pledgor

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(betriebsnotwendig), it will use its best efforts to realize the higher market value (including by sale and lease-back or similar measures).
10.INDEPENDENT AND CONTINUING SECURITY
10.1This Agreement shall remain in full force and effect until complete satisfaction of the Secured Obligations. The Pledges shall not cease to exist, if the Pledgor has only temporarily fulfilled the Secured Obligations.
10.2This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Note Purchase Agreement or the Finance Documents or in any document or agreement related to any of the Note Purchase Agreement or the Finance Documents shall affect the validity or the scope of this Agreement nor the obligations which are imposed on the Pledgor pursuant to it.
10.3This Agreement is independent from any other security or guarantee which may have been or will be given to the Collateral Agent. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.
10.4The Pledgor hereby agrees that the security created pursuant to this Agreement shall not be affected by any transfer or assumption (for whatever reason) of the obligations owed by the Pledgor in connection with the Secured Obligations to, or by, any third party (Schuldübernahme). Sec. 418 BGB shall not be applicable in such case.
11.RELEASE (SICHERHEITENFREIGABE)
Without prejudice to and in addition to any other release provisions under the Note Purchase Agreement or the Finance Documents if, at any time, the total value of the collateral created hereunder and realizable on enforcement (the "Realisable Value") exceeds 110% of the Secured Obligations (the "Limit") not only temporarily, the Collateral Agent shall on the Pledgor’s demand release such collateral

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(Sicherheitenfreigabe) as the Collateral Agent (reasonably taking into account the Pledgor's legitimate interests) deems fit so as to reduce the Realisable Value to the Limit. If VAT (Umsatzsteuer) is chargeable on any action taken by the Collateral Agent in enforcing the Collateral, the Limit shall be increased by the amount of VAT payable by the Collateral Agent.
12.WAIVER OF DEFENSES
The Pledgor hereby waives its rights of revocation (Anfechtbarkeit) and set-off (Aufrechenbarkeit) it may have pursuant to Sec. 1273 para 2, 1211 and 770 BGB as well as any defenses based on defenses any other Loan Party might have against any of the Secured Obligations (Einreden des Hauptschuldners) pursuant to Sec. 1211 para 1 sentence 1 alternative 1 BGB.
13.NO RECOURSE AGAINST THIRD PARTIES
Other than as permitted by the Note Purchase Agreement or the Finance Documents,
a)in deviating from Sec. 1225 BGB, no right of the Collateral Agent (or any of the Secured Parties) against any other Note Party shall pass to the Pledgor as a result of the enforcement of the Pledges. The Pledgor may not exercise any rights which it may have by reason of performance by it of its obligations under this Agreement or as a result of the enforcement of the collateral created under this Agreement:
(i)to be indemnified by another Note Party;
(ii)to claim any recourse from any other chargor of any Note Party's obligations under the Note Purchase Agreement or the Finance Documents;
(iii)to exercise any right of set-off against any other Note Party; and/or

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(iv)to take the benefit (in whole or in part and whether by way of legal subrogation or otherwise) of any rights of the Secured Parties under the Note Purchase Agreement or the Finance Documents or of any other agreement or of any other guarantee or collateral taken pursuant to, or in connection with, the Note Purchase Agreement or the Finance Documents by any Secured Party.
b)The Pledgor furthermore hereby waives (by way of an agreement in favor of the Collateral Agent pursuant to Sec. 328 BGB) any contractual and/or statutory damage and/or reimbursement claims (Schadensersatz- und Aufwendungsersatzansprüche) against any other Note Party it may have in case of realization and/or satisfaction of any of the Secured Obligations. For the avoidance of doubt, the Pledgor shall not be entitled to demand an assignment of the Secured Obligations to it.
c)If the Pledgor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution on trust for the Secured Parties to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Note Parties under or in connection with the Note Purchase Agreement or the Finance Documents to be repaid in full and shall promptly pay or transfer the same to the Collateral Agent or as the Collateral Agent may direct for application in accordance with the instructions of the Secured Parties, until the Secured Obligations have been finally, but not only temporarily, satisfied and discharged in full.
14.ASSIGNMENT
14.1This Agreement shall be binding upon the Parties and their respective successors in law.

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14.2If and when the pledges created hereunder have been transferred to a third party by operation of law due to a transfer of the Secured Obligations in accordance with the Note Purchase Agreement or the Finance Documents, the Collateral Agent shall be entitled to assign or otherwise transfer any and all of its rights and duties under this Agreement to such third party in accordance with the Note Purchase Agreement or the Finance Documents, provided that the assignee accepts to be bound by the terms of this Agreement. The Pledgor hereby explicitly and irrevocably consents to such assignment or transfer.
14.3The Pledgor shall not assign or transfer any of its rights, claims or obligations under or in connection with this Agreement, unless permitted under the Finance Documents.
15.PARTIAL INVALIDITY
15.1The Parties agree that should at any time, any provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity, legality or effectiveness of the remaining provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties' intent to uphold this Agreement even without the void, invalid or ineffective provisions.
15.2The void, invalid or ineffective provision shall be deemed replaced by such valid and effective provision that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement.
16.CONFLICTS
Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral with respect to the Bank Accounts hereunder (including any

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representation and any undertaking) are subject to the provisions of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable. In the event of any conflict or inconsistency between the terms of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable, and the terms of this Agreement, the terms of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable, shall prevail and override anything in this Agreement to the contrary, save if and to the extent that the application of any such terms would affect the validity, ranking, priority or enforceability of the Pledge created under this Agreement.
17.AMENDMENTS
Changes and amendments to this Agreement (including to this Clause 18) must be made in writing, unless otherwise required by mandatory law.
18.WAIVERS
No failure or delay by the Collateral Agent in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy. The Finance Documents shall not limit or exclude any statutory legal remedies.
19.NOTICES AND THEIR LANGUAGE
19.1Contact details
All notices and communications under or in connection with this Agreement shall be in writing and shall be delivered by letter, posted or delivered by hand, or fax or email. Each notice or communication shall be given to the relevant Party at the address or fax number or email address and marked for the attention of the person(s) or department from time to time specified in writing by that Party to the other. The initial address, fax

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number, email address and person(s) or department so specified by each Party are set out below:

For the Pledgor:	Li-Cycle Germany GmbH
	Address:	Lange Göhren 4 39171 Sülzetal, Germany
	Fax:	n/a
	E-mail:	[XXX]
	Attention:	Peter Dürr and Jens Emrich
with a copy to:
	Address:	Freshfields Bruckhaus Deringer LLP 3 World Trade Center 175 Greenwich Street New York, New York 10007
	E-mail:	[XXX]
	Attention:	Andrea M. Basham, Allison R. Liff

For the Collateral Agent:	Glencore Canada Corporation
	Address:	100 King Street West, Suite 6900 Toronto, ON, M5X 1E3 150 East 58th Street, 18th Floor New York, New York 10155
	E-mail:	[XXX]
	Attention:	Legal Department

with a copy (which shall not constitute notice) to:	Weil, Gotshal & Manges LLP
	Address:	767 Fifth Avenue New York, New York

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	E-mail:	[XXX]
	Attention:	David Avery Gee, Heather Emmel, Nitin Konchady, Justin Lee
and:	Glencore International AG
	Address:	Baarermattstrasse 3 CH-6340 Baar Switzerland
	E-mail:	[XXX]
	Attention:	General Counsel

and:	Glencore Ltd.
	Address:	330 Madison Ave. New York, New York 10017
	E-mail:	[XXX]
	Attention:	Legal Department

19.2English language
a)Any notice given under or in connection with this Agreement must be in English.
b)All other documents provided under or in connection with this Agreement must be in English, or, if not in English, and if so required by the Collateral Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

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20.GOVERNING LAW; JURISDICTION
a)This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with German law.
b)The courts of Frankfurt am Main shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (each a "Dispute").
c)Sub-paragraph b) is for the benefit of the Collateral Agent only. As a result, the Collateral Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.
21.CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)
a)This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. The Parties may choose to conclude this Agreement by an exchange of signed signature page(s) plus a copy of this Agreement, transmitted by any means of telecommunication (telekommunikative Übermittlung) such as by way of fax or electronic photocopy.
b)If the Parties choose to conclude this Agreement pursuant to sub-paragraph a) above, they will transmit the signed signature page(s) of this Agreement plus a copy of this Agreement to (i) Thomas Zimmermann, Weil, Gotshal & Manges LLP, Maximilianstrasse 13, 80539 Munich, Germany (e-mail to [XXX] or by facsimilie to [XXX], (ii) Silvia Lengauer, Weil, Gotshal & Manges LLP, Maximilianstrasse 13, 80539 Munich, Germany (e-mail to [XXX] or by facsimilie to [XXX]), or (iii) Hans-Christian Mick, Weil, Gotshal & Manges LLP, Taunusanlage 1 (Skyper), 60329 Frankfurt am Main, Germany (e-mail to

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[XXX] or by facsimilie to [XXX]) (each a "Recipient"). The Agreement will be considered concluded once one of the Recipients has received the signed signature page(s) including, in each case, with a copy of this Agreement (Zugang der Willenserklärung) from all Parties (whether by way of fax, electronic photocopy or other means of telecommunication) and at the time of the receipt of the last outstanding signature page(s) plus a copy of this Agreement by the Recipient.
c)For the purposes of this Clause 22 only, the Parties appoint each of the Recipients as their attorney (Empfangsvertreter) and expressly allow (gestatten) each of the Recipients to collect the signed signature page(s)/Agreement from all and for all Parties. For the avoidance of doubt, none of the Recipients will have further duties connected with its position as Recipient. In particular, each Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

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SCHEDULE 1
BANK ACCOUNTS
[XXX]

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SCHEDULE 2
EXCLUDED ACCOUNTS
[XXX]

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SCHEDULE 3
NOTIFICATION OF PLEDGES
Part 1
Notification

Registered mail with return receipt /fax	Einschreiben mit Rückschein/Fax
To: [Account Bank] (the "Account Bank")	An: [kontoführende Bank] (die "kontoführende Bank")
Electronic Copy: Glencore Canada Corporation ("Collateral Agent")	Elektronische Kopie: Glencore Canada Corporation ("Sicherheiten-Treuhänder")
Date: [●]	Datum: [●]
Dear Sirs,

Notification of Pledge -
Bank Account(s) No. [●] / IBAN ("Existing Account(s)")

We hereby notify you that pursuant to an account pledge agreement dated [●] ("Account Pledge Agreement") [insert name of Pledgor] has pledged in favor of Glencore Canada Corporation as Collateral Agent, all of its rights and claims relating to the present and future credit balance on all of its account(s) in Germany, including the Existing Accounts (which shall include all sub-accounts, renewals, replacements and extensions thereof), including all interest payable thereon, together with all ancillary rights and claims associated with such accounts.

Sehr geehrte Damen und Herren,

Verpfändungsanzeige -
Kontonummer(n) [●] / IBAN ("Existierende Konten")

hiermit zeigen wir Ihnen an, dass wir gemäß einem Vertrag über die Verpfändung von Bankkonten vom [●] ("Kontenverpfändungsvertrag") alle Ansprüche im Hinblick auf gegenwärtige und künftige Guthaben auf allen in Deutschland geführten Konten, insbesondere auf den oben genannten Existierenden Konten (inklusive aller Unterkonten, etwaiger Neueröffnungen, Ersatzkonten und Erweiterungen), einschließlich Zinsen, zusammen mit allen Neben- und Hilfsansprüchen zu Gunsten der Glencore Canada Corporation als Sicherheiten-Treuhänder verpfändet haben.

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Until notice to the contrary from the Collateral Agent to be served on you as Account Bank ("Revocation"), we may continue to operate the Account(s) and in particular may dispose of the amounts standing to the credit of the Account(s). Upon receipt of such aforesaid notice to the contrary, you as Account Bank shall not allow any dispositions by us of amounts standing to the credit of the Account(s) until further notice from the Collateral Agent.

Solange Sie als kontoführende Bank keine gegenteilige Nachricht vom Sicherheiten-Treuhänder erhalten ("Widerruf"), sind wir ermächtigt, über das Konto und insbesondere das Kontoguthaben zu verfügen. Im Fall des Erhalts einer entsprechenden Nachricht sind Sie als kontoführende Bank gehalten, keinerlei Verfügungen unsererseits über das Kontoguthaben mehr zuzulassen, solange bis der Sicherheit-Treuhänder dies wieder gestattet.

We hereby ask you to waive any rights you may have in connection with the pledge of the Account(s) effected pursuant to your general business conditions (Pfandrechtsaufhebung).	Wir möchten Sie hiermit bitten, die an den Konten gemäß Ihren allgemeinen Geschäftsbedingungen bestellten Pfandrechte aufzugeben und auf alle damit im Zusammenhang stehenden Rechte zu verzichten.
We hereby release you for the benefit of the Collateral Agent from your obligations to maintain confidentiality (Bankgeheimnis) in relation to the Accounts and instruct you to provide the Collateral Agent with all information concerning the Accounts reasonably requested by it.
Wir verzichten hiermit in Bezug auf die Konten zu Gunsten des Pfandgläubigers auf unser Recht auf Vertraulichkeit (Bankgeheimnis) und beauftragen Sie hiermit, dem Sicherheiten-Treuhänder auf Verlangen jede vernünftigerweise gewünschte Information im Hinblick auf die verpfändeten Konten zu geben.
This notification shall be governed by the laws of the Federal Republic of Germany.	Diese Verpfändungsanzeige unterliegt deutschem Recht.
In cases of doubt the German version of this notification shall prevail.	In Zweifelsfällen gilt die deutsche Fassung dieser Anzeige.
Please acknowledge receipt of this notice and your agreement to the terms hereof by signing the enclosed copy and returning the same to ourselves.	Wir bitten Sie, uns die Kenntnisnahme dieser Verpfändungsanzeige und Ihr Einverständnis mit den oben genannten Bedingungen dadurch zu bestätigen, dass Sie die beigefügte Kopie dieses Briefes gegenzeichnen und an uns übersenden.

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Please note that the accounts pledge does not prejudice our business relationship. It is common practice when granting credit facilities.	Wir weisen darauf hin, dass die Kontoverpfändung keine Beeinträchtigung unserer Geschäftsverbindung darstellt, sondern im Rahmen der Kreditfinanzierung allgemein üblich ist.
Yours faithfully,	Mit freundlichen Grüßen
Date/Datum:
________________________________________________
For and on behalf of [●]

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Part 2
Acknowledgement

Acknowledgement of receipt [Letterhead of Account Bank]	Empfangsbestätigung [Briefkopf der kontoführenden Bank]
From: [Account Bank] (the "Account Bank")	Von: [kontoführende Bank] (die "Kontoführende Bank")
To: [Pledgor]	An: [Verpfänder]
Copy: Glencore Canada Corporation as Collateral Agent	Kopie: Glencore Canada Corporation als Sicherheiten-Treuhänder
Date: [●]	Datum: [●]
Acknowledgement of Receipt of Notification of Pledge - Bank Account(s) No. [●] / IBAN, of [Date] ("Notification Letter")	Empfangsbestätigung der Verpfändungsanzeige Kontonummer(n) [●] / IBAN vom [Datum] ("Verpfändungsanzeige")
We acknowledge receipt of the Notification Letter and our agreement to the terms thereof and confirm that we have neither received any previous notice of pledge relating to the Account(s) nor are we aware of any third party rights in relation to the Account(s) (other than the pledge pursuant to our general terms and conditions). We hereby grant our consent on behalf of ourselves and our legal successors in title to the pledge of any claims arising out of the Account(s).	Wir bestätigen den Erhalt der obigen Verpfändungsanzeige und unser Einverständnis damit und versichern, dass wir in Bezug auf die verpfändeten Konten weder bereits eine vorhergehende Verpfändungsanzeige erhalten haben noch uns etwaige Rechte Dritter an einem verpfändeten Konto (mit Ausnahme unseres AGB-Pfandrechtes) bekannt sind. Wir erteilen hiermit zum bezeichneten Pfandrecht an allen Ansprüchen aus den verpfändeten Konten unsere Einwilligung im eigenen Namen und in dem unserer Rechtsnachfolger.

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We hereby agree not to make any set-off or deduction from the Account(s) or invoke any rights of retention in relation to the Account(s) other than in relation to charges payable in connection with the maintenance of the Accounts or other account charges or fees payable in the ordinary course of business.	Wir verzichten hiermit unwiderruflich und bedingungslos auf unsere Ansprüche bzgl. des verpfändeten Kontos sowie mit Ausnahme der Kontoführungskosten und sämtlicher Kontogebühren bzw. -kosten, die im üblichen Geschäftsverlauf anfallen, auf jegliche Aufrechnungs- und Zurückbehaltungsrechte.
We hereby agree that the pledge in our favor over the Accounts granted pursuant to our general business terms and conditions shall rank behind all the pledges over the Accounts granted to the Security Agent by [Name of Pledgor] under the Account Pledge Agreement.

Wir stimmen hiermit zu, dass unser AGB-Pfandrecht im Rang hinter die zugunsten des Sicherheiten-Treuhänders vorgenommene Kontenverpfändung durch [Name des Verpfänders] aufgrund des Kontoverpfändungsvertrages zurücktritt.

We acknowledge our release from our obligations to maintain confidentiality (Bankgeheimnis) in relation to the Accounts as set out in the Notification Letter and agree to provide the Collateral Agent with all information concerning the Accounts reasonably requested by it in accordance with the terms of the Notification Letter.
Wir bestätigen die Kenntnisnahme vom Verzicht auf das Bankgeheimnis in Bezug auf die Konten wie in der Verpfändungsanzeige vorgesehen und erklären uns damit einverstanden, dem Sicherheiten-Treuhänder alle Informationen zu den Konten zukommen zu lassen, die dieser vernünftigerweise anfordert in Übereinstimmung mit den Regelungen aus der Verpfändungsanzeige.

Yours faithfully,	Mit freundlichen Grüßen
Date/Datum:
________________________________________________
For and on behalf of/ Namens und in Vollmacht für
[Account Bank]

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SIGNATURE PAGES
The Pledgor
Li-Cycle Germany GmbH

By: __/s/ Frank Pommerenke_____________
Name: Frank Pommerenke
Title: Managing Director (Geschäftsführer)

By: __/s/ Udo Schleif___________________
Name: Udo Schleif
Title: Managing Director (Geschäftsführer)

[XXXX – Account Pledge Agreement – Signature Page]

The Collateral Agent
Glencore Canada Corporation

By: ___/s/ Adam Luckie_________________ Name: Adam Luckie Title: Authorized Signatory

[XXXX – Account Pledge Agreement – Signature Page]